                                                                    EXHIBIT 32.1

                    CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER
                     AND CHIEF FINANCIAL OFFICER PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Somanetics Corporation (the "Company") on Form 10-Q for the quarter ended August 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Periodic Report"), we, Bruce J. Barrett, President and Chief Executive Officer of the Company, and William M. Iacona, Vice President, Finance, Controller, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. the Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: October 12, 2005                 /s/ Bruce J. Barrett
                                        ----------------------------------------
                                        Bruce J. Barrett, President and Chief
                                        Executive Officer


Dated: October 12, 2005                 /s/ William M. Iacona
                                        ----------------------------------------
                                        William M. Iacona, Vice President,
                                        Finance, Controller, Treasurer and
                                        Chief Financial Officer